UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  JUNE 15, 2005
                Date of Report (Date of Earliest Event Reported)


                            AMES NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


           IOWA                          0-32637              42-1039071
--------------------------------------------------------------------------------
(State or Other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                              Identification No.)


                                405 FIFTH STREET
                                AMES, IOWA 50010
                    ----------------------------------------
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, Including Area Code: (515) 232-6251


                                 NOT APPLICABLE
              ----------------------------------------------------
              (Former Name, Former Address and Former Fiscal Year,
                          if Changed Since Last Report)

Item 5.03 Amendments to Articles of  Incorporation  or Bylaws;  Change in Fiscal
Year


     On June 15, 2005, a special meeting of shareholders of Ames National Corporation ("Company") was held to consider and vote upon proposed amendments to the Restated Articles of Incorporation of the Company (the "Restated Articles"). Both amendments submitted to shareholders for consideration were approved. The first amendment increases the number of shares of the Company's authorized common stock from 6,000,000 to 18,000,000 shares and reduces the par value of the stock from $5.00 to $2.00 per share. The primary purpose for increasing the Company's authorized common stock is to accommodate a three-for-one stock split that had previously been approved by the Board of Directors, subject to shareholder approval of the amendment increasing the authorized common stock. The second amendment adopts certain provisions relating to the limitation of liability of directors for monetary damages and indemnification of directors and officers as authorized by recent amendments to the Iowa Business Corporation Act. As amended, the Restated Articles: (i) eliminate the personal liability of a director to the Company or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for liability (a) for the amount of a financial benefit received by a director to which the director is not entitled,
(b) an intentional  infliction of harm on the  corporation or the  shareholders,
(c) a dividend or other distribution declared in violation of the applicable provisions of the Iowa Business Corporation Act, or (d) an intentional violation of criminal law; and (ii) provide that the Company shall indemnify a director or officer against liability for any action taken, or any failure to take any action, as a director or officer, except liability arising from (a) receipt of a financial benefit by the director or officer to which he or she is not entitled,
(b) an intentional infliction of harm on the Company or the shareholders, (c) a dividend or other distribution declared in violation of the applicable provisions of the Iowa Business Corporation Act, or (d) an intentional violation of criminal law. The amendments to the Restated Articles will become effective on July 1, 2005.

     The Bylaws of the Company have also been amended by the Board of Directors. The Board of Directors approved the repeal of Article 9 of the Bylaws dealing with indemnification of officers and directors, contingent upon the approval of the proposed amendment to the Restated Articles authorizing the indemnification of directors and officers in accordance with recent amendments to the Iowa Business Corporation Act. Upon approval of this amendment to the Restated Articles at the special of meeting of shareholders held on June 15, 2005, the condition to repeal of Article of 9 was satisfied and Article 9 will be repealed simultaneous with the effective date of the amendment to the Restated Articles authorizing indemnification of directors and officers. As noted above, the effective date of the amendments will be July 1, 2005.

     Copies of the Restated Articles, as amended, and the Bylaws, as amended, are attached hereto as Exhibits 3.1 and 3.2, respectively.



Item 8.01 Other Events

     On June 16, 2005, the Company issued a press release announcing that the shareholders of the Company had approved an amendment to the Restated Articles increasing the Company's authorized common stock from 6 million to 18 million shares and reducing the par value of such common stock from $5.00 to $2.00 per share. The purpose of the amendment is to provide a sufficient number of shares of authorized common stock to accommodate a 3-for-1 stock split previously approved by the Board of Directors of the Company on May 11, 2005. The stock split will be effective July 15, 2005 for holders of record as of July 1, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9.01 Financial Statements and Exhibits

(c)     Exhibits

     Exhibit No.        Description
     -----------        -----------

         3.1            Restated Articles of Incorporation, as amended
         3.2            Bylaws, as amended
        99.1            Press Release dated June 16, 2005

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMES NATIONAL CORPORATION


Date:  June 16, 2005                    By:  /s/ Daniel L. Krieger
                                             ---------------------------------
                                             Daniel L. Krieger, President
                                             (Principal Executive Officer)

                                  EXHIBIT INDEX


     Exhibit No.        Description
     -----------        -----------

         3.1            Restated Articles of Incorporation, as amended
         3.2            Bylaws, as amended
         99.1           Press Release dated June 16, 2005